ALLEGIANT TRAVEL COMPANY REPORTS FOURTH QUARTER AND
FULL YEAR 2008 FINANCIAL RESULTS,
ANNOUNCES $25 MILLION SHARE REPURCHASE PROGRAM

FOURTH QUARTER EPS INCREASE 283%, OPERATING MARGIN EXCEEDS 23%

Las Vegas, Nev., January 26, 2009 /PRNewswire/ – Allegiant Travel Company (NASDAQ: ALGT), parent company of Allegiant Air and Allegiant Vacations, today reported the following financial results for the fourth quarter and full year 2008 and comparisons to prior year equivalents:

Unaudited	4Q08	4Q07	Change	2008	2007	Change
Total operating revenue (millions)	$122.4	$101.0	21.3%	$504.0	$360.6	39.8%
Operating income (millions)	$28.7	$6.1	373.6%	$55.8	$44.1	26.8%
Operating margin	23.4%	6.0%	17.4pp	11.1%	12.2%	-1.1pp
Net income (millions)	$18.2	$4.8	281.5%	$35.4	$31.5	12.4%
Diluted earnings per share	$0.88	$0.23	282.6%	$1.73	$1.53	13.1%
Scheduled Service:
Average fare — scheduled service	$83.04	$86.57	(4.1)%	$84.97	$85.80	(1.0)%
Average fare — ancillary	32.85	24.30	35.2%	29.43	21.53	36.7%
Average fare — total	$115.89	$110.87	4.5%	$114.40	$107.33	6.6%
Average passengers per departure	131	115	13.9%	132	120	10.0%
Load factor	89.7%	79.3%	10.4pp	89.9%	83.1%	6.8pp
Average stage length (miles)	878	922	(4.8)%	882	923	(4.3)%
Total System*:
Operating expense per passenger	$92.27	$106.05	(13.0)%	$104.25	$96.96	7.5%
Operating expense per passenger, excluding fuel	$55.57	$51.42	8.1%	$50.83	$50.35	1.0%
Average departures per aircraft per day	2.46	2.94	(16.3)%	2.69	2.83	(4.9)%
Average stage length (miles)	831	899	(7.5)%	836	906	(7.8)%

*Total system includes scheduled service, fixed fee contract and non-revenue flying

Allegiant Travel Company also reported the following balance sheet information:

Unaudited ($millions)	December 31, 2008	September 30, 2008	Dollar Change
Unrestricted cash (including short-term investments)	174.8	138.6	36.2
Unrestricted cash net of air traffic liability	105.8	60.8	45.0
Total debt, including capital leases	64.7	70.1	(5.4)

“We had an outstanding fourth quarter, leading to a double-digit operating margin for the year,” stated Maurice J. Gallagher, Jr., CEO and President of Allegiant Travel Company. “Similar to prior quarters, we had tuned the airline to handle high fuel prices in the fourth quarter, as evidenced by the year-over-year reduction in capacity, and substantial increases in passengers per departure, load factor and total average air fare. We were therefore well-positioned to benefit from the dramatic collapse in oil prices during the second half of the year. Our fourth quarter fuel price per gallon was down 21% year over year and a stunning 40% sequentially. The resulting reduction in fourth quarter operating cost helped pave the way to a record operating margin, with operating profit surging close to 400% year over year. Once again our team members have risen to the occasion, successfully rolling out 18 new routes in the fourth quarter alone.”

Gallagher continued, “Looking forward, we are seeing a tighter booking curve, reduced passenger yields and thus a softer base air fare for our scheduled service operation. We estimate that for the first quarter of 2009 scheduled total average air fare (the sum of air fare plus ancillary revenue per passenger), will be down 4% to 6% over the prior year or between $4 and $7. But this decline in revenue per passenger should be more than offset by our expected reduction in fuel cost per passenger and non-fuel cost per passenger (due to increased aircraft utilization) in the first quarter. Our December fuel cost per passenger was less than $30 compared to an average of $60 during the second and third quarters of 2008 and $55 per passenger in first quarter of 2008. We will continue with our policy of maximizing passengers per departure, and will aim to achieve load factors in-line or, where possible, above those of last year.”

Gallagher concluded, “Our Board of Directors has authorized a share repurchase program to acquire up to $25 million of the Company’s common stock. This replaces a prior program the Board authorized last year at this time which is expiring. Our financial strength and cash flow generation allows us to continue to judiciously return cash to shareholders. Details of the stock repurchase program can be found in a separate SEC filing to be made tomorrow.”

Andrew C. Levy, CFO & Managing Director – Planning, stated, “Our financial performance in the fourth quarter was exceptional, with a helping hand from more reasonable fuel prices. We ended our fuel hedging program about 18 months ago and are therefore fully participating in the rapid decline of fuel prices. Our fuel cost per gallon in December was $1.65.

“We continued to post very high load factors, ancillary revenue per passenger continued to climb, and average scheduled air fare declined proportionally with the reduction in average stage length, driving a total RASM increase of almost 24%. Demand for our product remains robust and we are well positioned to generate strong earnings and free cash flow going forward, assuming fuel prices remain moderate.

“We improved our already excellent balance sheet and liquidity position. We ended the quarter with unrestricted cash and short-term investments of $174.8 million, up from $138.6 million at the end of the prior quarter. Excluding air traffic liability, cash increased from $60.8 million to $105.8 million sequentially. Year-end 2008 total debt was $64.7 million, down from $70.1 million at the end of the prior quarter. We expect 2009 year-end total debt to decline by $25.3 million.

“The rapid deterioration in the global aircraft market has put even more pressure on MD-80 prices and we are able to acquire high quality aircraft at even lower prices than before. Our strong liquidity position enables us to purchase MD-80 aircraft for cash without external financing, so the current credit crisis does not constrain our ability to grow.”

MD-80 Aircraft in Service*	December 31, 2008	December 31, 2007
Owned (including capital leases)	36	28
Leased	2	4

Total	38	32

• Does not include five aircraft owned but not yet placed in service, three of which are currently leased to a third party

During the fourth quarter of 2008, we placed one aircraft in service previously leased to a third party. We expect to place two more such aircraft in service in the first quarter, one more in the second quarter and the last two in the first quarter of 2010. In addition, earlier this month we purchased an additional MD-80 which we expect to place in service late this quarter.

We summarize the state of our scheduled route network below. We added eighteen new scheduled routes during the fourth quarter. In addition, Allegiant Air entered into a one year contract to provide thrice-weekly charter service for the Beau Rivage Resort between Tampa Bay/St. Petersburg and Gulfport, MS. We initiated service on this contract in January.

Network Summary*	December 31, 2008	December 31, 2007
Major leisure destinations	5	5
Other leisure destinations	4	2
Small cities served	52	51

Total cities served	61	58
Routes to Las Vegas	39	37
Routes to Orlando	29	27
Routes to Tampa Bay/St. Petersburg	20	14
Routes to Phoenix-Mesa	15	13
Routes to Ft. Lauderdale	6	12
Other routes	4	2

Total routes	113	105

• includes cities served seasonally

At this time, Allegiant Travel Company provides the following guidance to investors. All of these items are subject to revision:

•	Allegiant Air expects first quarter 2009 year-over-year departure growth of approximately 5% and ASM growth of approximately 7%.

•	Allegiant Air expects second quarter 2009 year-over-year departure growth of approximately 18% and ASM growth of approximately 21%.

•	Allegiant Air expects to operate 41 aircraft by the end of 1Q09, at least 42 MD-80 aircraft by the end of 2Q09 and at least 43 at 2009 year end.

•	We expect 2009 capital expenditure of approximately $20-25 million, for improvements to aircraft owned but not yet operated, purchase of additional spare engines and other miscellaneous capital expenditure.

At this time we have no fuel hedges in place.

Allegiant Travel Company will host a conference call with analysts at 1 pm East Coast time tomorrow, January 27, 2009, to discuss its fourth quarter and full-year 2008 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

About the Company
Las Vegas-based Allegiant Travel Company (NASDAQ: ALGT), is focused on linking travelers in small cities to world-class leisure destinations such as Las Vegas, Nev., Phoenix-Mesa, Ariz., Fort Lauderdale, Fla., Orlando, Fla. and Tampa Bay/St. Petersburg, Fla. Through its subsidiary, Allegiant Air, LLC the Company operates a low-cost, high-efficiency, all-jet passenger airline offering air travel both on a stand-alone basis and bundled with hotel rooms, rental cars and other travel related services.  ALGT/G

Media Inquiries: Tyri Squyres +1-702-851-7370
mediarelations@allegiantair.com

Investor Inquiries: Robert Ashcroft +1-702-430-3275
ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future revenues, debt balance, load factors, ASM growth, departure growth, fleet growth, fuel cost per passenger, non-fuel cost per passenger, increased aircraft utilization and expected capital expenditures, as well as information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate”, “project” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the effect of the economic downturn on leisure travel, increases in fuel prices, terrorist attacks, risks inherent to airlines, demand for air services to Las Vegas, Orlando, Tampa/St. Petersburg, Phoenix-Mesa and Ft. Lauderdale from the markets served by us, our ability to implement our growth strategy, our fixed obligations, our dependence on our leisure destination markets, our ability to add, renew or replace gate leases, our competitive environment, problems with our aircraft, dependence on fixed fee customers, our reliance on our automated systems, economic and other conditions in markets in which we operate, governmental regulation, increases in maintenance costs and insurance premiums and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
Three Months Ended December 31, 2008 and 2007
(in thousands, except per share amounts)
(Unaudited)

	Three months ended December 31,		Percent
	2008	2007	change
OPERATING REVENUE:
Scheduled service revenue	$77,794	$72,816	6.8
Fixed fee contract revenue	11,457	7,138	60.5
Ancillary revenue	30,779	20,443	50.6
Other revenue	2,398	559	329.0

Total operating revenue	122,428	100,956	21.3

OPERATING EXPENSES:
Aircraft fuel	37,283	48,884	(23.7)
Salary and benefits	20,449	15,307	33.6
Station operations	10,655	8,705	22.4
Maintenance and repairs	9,551	7,612	25.5
Sales and marketing	3,258	3,428	(5.0)
Aircraft lease rentals	354	879	(59.7)
Depreciation and amortization	6,299	4,379	43.8
Other	5,887	5,704	3.2

Total operating expenses	93,736	94,898	(1.2)

OPERATING INCOME	28,692	6,058	373.6

As a percent of total operating revenue	23.4%	6.0%
OTHER (INCOME) EXPENSE:
Gain on fuel derivatives, net	—	(361)	N/M
Earnings from joint venture, net	(126)	(160)	(21.3)
Interest income	(1,092)	(2,326)	(53.1)
Interest expense	1,205	1,386	(13.1)

Total other income	(13)	(1,461)	(99.1)

INCOME BEFORE INCOME TAXES	28,705	7,519	281.8

As a percent of total operating revenue	23.4%	7.4%
PROVISION FOR INCOME TAXES	10,506	2,748	282.3

NET INCOME	$18,199	$4,771	281.5

As a percent of total operating revenue	14.9%	4.7%
Earnings per share:
Basic	$0.90	$0.23	291.3
Diluted	$0.88	$0.23	282.6
Weighted average shares outstanding:
Basic	20,279	20,651	(1.8)
Diluted	20,579	20,939	(1.7)

Allegiant Travel Company
Operating Statistics
Three Months Ended December 31, 2008 and 2007
(Unaudited)

	Three months ended December 31,		Percent
	2008	2007	change*
OPERATING STATISTICS
Total system statistics
Passengers	1,015,938	894,834	13.5
Revenue passenger miles (RPMs) (thousands)	905,582	848,933	6.7
Available seat miles (ASMs) (thousands)	1,046,749	1,092,135	(4.2)
Load factor	86.5%	77.7%	8.8
Operating revenue per ASM (cents)	11.70	9.24	26.6
Operating expense per ASM (CASM) (cents)	8.95	8.69	3.0
Fuel expense per ASM (cents)	3.56	4.48	(20.5)
CASM, excluding fuel (cents)	5.39	4.21	28.0
Operating expense per passenger	$92.27	$106.05	(13.0)
Fuel expense per passenger	$36.70	$54.63	(32.8)
Operating expense per passenger, excluding fuel	$55.57	$51.42	8.1
Departures	8,478	8,192	3.5
Block hours	19,307	19,603	(1.5)
Average stage length (miles)	831	899	(7.5)
Average number of operating aircraft during period	37.4	30.3	23.4
Total aircraft in service end of period	38	32	18.8
Average departures per aircraft per day	2.46	2.94	(16.3)
Full-time equivalent employees at end of period	1,348	1,180	14.2
Fuel gallons consumed (thousands)	17,977	18,511	(2.9)
Average fuel cost per gallon	$2.07	$2.64	(21.6)
Scheduled service statistics
Passengers	936,867	841,117	11.4
Revenue passenger miles (RPMs) (thousands)	839,597	790,821	6.2
Available seat miles (ASMs) (thousands)	935,661	996,759	(6.1)
Load factor	89.7%	79.3%	10.4
Departures	7,135	7,293	(2.2)
Average passengers per departure	131	115	13.9
Block hours	17,017	17,835	(4.6)
Yield (cents)	9.27	9.21	0.7
Scheduled service revenue per ASM (cents)	8.31	7.31	13.7
Ancillary revenue per ASM (cents)	3.29	2.05	60.5

Total revenue per ASM (cents)	11.60	9.36	23.9
Average fare — scheduled service	$83.04	$86.57	(4.1)
Average fare — ancillary	32.85	24.30	35.2

Average fare — total	$115.89	$110.87	4.5
Average stage length (miles)	878	922	(4.8)
Percent of sales through website during period	85.4%	85.5%	(0.1)

* except load factor and percent of sales through website, which is percentage point change

Allegiant Travel Company
Non-GAAP Presentations
Three Months Ended December 31, 2008 and 2007
(in thousands, except per share and per ASM amounts)
(Unaudited)

We do not qualify for fuel hedge accounting treatment under FAS 133. To facilitate investor comparisons with airlines that do qualify for fuel hedge accounting, we provide adjusted non-GAAP measures of net income and operating expense as if we did qualify for fuel hedge accounting, by excluding the mark-to-market non-cash gains or losses on fuel derivatives from net income and by treating cash gains or losses realized on fuel derivatives as part of aircraft fuel expense. We believe use of these non-GAAP measures assists investors in understanding the underlying economic performance of the Company without regard to different accounting treatment for fuel hedging activities.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures, adjusted net income and adjusted aircraft fuel expense, to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measures, which are net income (which reflects the mark-to-market non-cash loss or gain on fuel derivatives), and aircraft fuel expense (which is not impacted by the cash gain or loss on fuel derivatives), and a reconciliation of the non-GAAP measures to the most comparable GAAP measures.  Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for net income, aircraft fuel expense and other measures of financial performance prepared in accordance with GAAP. Adjusted net income and adjusted aircraft fuel expense are not GAAP measurements and our use of them may not be comparable to similarly titled measures employed by other companies in the airline industry. The reconciliations to GAAP measures follow.

Derivation of adjusted net income (excluding non-cash mark-to-market loss on fuel derivatives) from net income:

	Three months ended December 31,		Percent
(in thousands, except per share amounts)	2008	2007	change
Net income	$18,199	$4,771	281.5
Mark-to-market non-cash loss on fuel derivatives	—	343	N/M
Tax impact of mark-to-market non-cash loss on fuel derivatives	—	(125)	N/M

Net of mark-to-market non-cash loss on fuel derivatives:
Adjusted net income	$18,199	$4,989	264.8

Adjusted earnings per share:
Basic	$0.90	$0.24	275.0
Diluted	$0.88	$0.24	266.7

Derivation of adjusted aircraft fuel expense:

	Three months ended December 31,		Percent
(in thousands)	2008	2007	Change
Aircraft fuel expense	$37,283	$48,884	(23.7)
Cash gain on fuel derivatives	—	(704)	N/M

Adjusted aircraft fuel expense	$37,283	$48,180	(22.6)

Derivation of CASM treating cash gain on fuel derivatives as a reduction in operating expense:

	Three months ended December 31,		Percent
(in cents)	2008	2007	Change
CASM	8.95	8.69	3.0
Cash gain on fuel derivatives per ASM	—	(0.06)	N/M

CASM treating cash gain on fuel derivatives as a reduction in operating expense	8.95	8.63	3.7

Split of gain on fuel derivatives into cash-settled portion and mark-to-market non-cash portion:

	Three months ended December 31,		Percent
(in thousands)	2008	2007	Change
Mark-to-market non-cash loss on fuel derivatives	—	$343	N/M
Cash gain on fuel derivatives	—	(704)	N/M

Gain on fuel derivatives, net	—	($361)	N/M

Allegiant Travel Company
Consolidated Statements of Income
Years Ended December 31, 2008 and 2007
(in thousands, except per share amounts)
(Unaudited)

	Years ended December 31,		Percent
	2008	2007	change
OPERATING REVENUE:
Scheduled service revenue	$330,969	$258,943	27.8
Fixed fee contract revenue	52,525	35,378	48.5
Ancillary revenue	114,625	64,988	76.4
Other revenue	5,893	1,264	366.2

Total operating revenue	504,012	360,573	39.8

OPERATING EXPENSES:
Aircraft fuel	229,640	152,149	50.9
Salary and benefits	72,007	55,593	29.5
Station operations	43,476	33,724	28.9
Maintenance and repairs	41,465	25,764	60.9
Sales and marketing	14,361	12,803	12.2
Aircraft lease rentals	2,815	3,004	(6.3)
Depreciation and amortization	23,489	15,992	46.9
Other	20,911	17,484	19.6

Total operating expenses	448,164	316,513	41.6

OPERATING INCOME	55,848	44,060	26.8

As a percent of total operating revenue	11.1%	12.2%
OTHER (INCOME) EXPENSE:
Loss (gain) on fuel derivatives, net	11	(2,613)	N/M
Earnings from joint venture, net	(96)	(457)	(79.0)
Other expense	—	63	N/M
Interest income	(4,730)	(9,161)	(48.4)
Interest expense	5,411	5,523	(2.0)

Total other expense (income)	596	(6,645)	N/M

INCOME BEFORE INCOME TAXES	55,252	50,705	9.0

As a percent of total operating revenue	11.0%	14.1%
PROVISION FOR INCOME TAXES	19,845	19,196	3.4

NET INCOME	$35,407	$31,509	12.4

As a percent of total operating revenue	7.0%	8.7%
Earnings per share:
Basic	$1.75	$1.56	12.2
Diluted	$1.73	$1.53	13.1
Weighted average shares outstanding:
Basic	20,289	20,243	0.2
Diluted	20,500	20,529	(0.1)

Allegiant Travel Company
Operating Statistics
Years Ended December 31, 2008 and 2007
(Unaudited)

	Years ended December 31,		Percent
	2008	2007	change*
OPERATING STATISTICS
Total system statistics
Passengers	4,298,748	3,264,506	31.7
Revenue passenger miles (RPMs) (thousands)	3,863,497	3,140,927	23.0
Available seat miles (ASMs) (thousands)	4,442,463	3,865,337	14.9
Load factor	87.0%	81.3%	5.7
Operating revenue per ASM (cents)	11.35	9.33	21.7
Operating expense per ASM (CASM) (cents)	10.09	8.19	23.2
Fuel expense per ASM (cents)	5.17	3.94	31.2
CASM, excluding fuel (cents)	4.92	4.25	15.8
Operating expense per passenger	$104.25	$96.96	7.5
Fuel expense per passenger	$53.42	$46.61	14.6
Operating expense per passenger, excluding fuel	$50.83	$50.35	1.0
Departures	35,839	28,788	24.5
Block hours	81,390	68,488	18.8
Average stage length (miles)	836	906	(7.8)
Average number of operating aircraft during period	36.4	27.8	30.9
Total aircraft in service end of period	38	32	18.8
Average departures per aircraft per day	2.69	2.83	(4.9)
Full-time equivalent employees at end of period	1,348	1,180	14.2
Fuel gallons consumed (thousands)	76,972	66,035	16.6
Average fuel cost per gallon	$2.98	$2.30	29.6
Scheduled service statistics
Passengers	3,894,968	3,017,843	29.1
Revenue passenger miles (RPMs) (thousands)	3,495,956	2,844,358	22.9
Available seat miles (ASMs) (thousands)	3,886,696	3,423,783	13.5
Load factor	89.9%	83.1%	6.8
Departures	29,548	25,088	17.8
Average passengers per departure	132	120	10.0
Block hours	70,239	60,607	15.9
Yield (cents)	9.47	9.10	4.1
Scheduled service revenue per ASM (cents)	8.51	7.56	12.6
Ancillary revenue per ASM (cents)	2.95	1.90	55.3

Total revenue per ASM (cents)	11.46	9.46	21.1
Average fare — scheduled service	$84.97	$85.80	(1.0)
Average fare — ancillary	29.43	21.53	36.7

Average fare — total	$114.40	$107.33	6.6
Average stage length (miles)	882	923	(4.3)
Percent of sales through website during period	86.4%	86.6%	(0.2)

* except load factor and percent of sales through website, which is percentage point change

Allegiant Travel Company
Non-GAAP Presentations
Years Ended December 31, 2008 and 2007
(in thousands, except per share and per ASM amounts)
(Unaudited)

We do not qualify for fuel hedge accounting treatment under FAS 133. To facilitate investor comparisons with airlines that do qualify for fuel hedge accounting, we provide adjusted non-GAAP measures of net income and operating expense as if we did qualify for fuel hedge accounting, by excluding the mark-to-market non-cash gains or losses on fuel derivatives from net income and by treating cash gains or losses realized on fuel derivatives as part of aircraft fuel expense. We believe use of these non-GAAP measures assists investors in understanding the underlying economic performance of the Company without regard to different accounting treatment for fuel hedging activities.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures, adjusted net income and adjusted aircraft fuel expense, to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measures, which are net income (which reflects the mark-to-market non-cash loss or gain on fuel derivatives), and aircraft fuel expense (which is not impacted by the cash gain or loss on fuel derivatives), and a reconciliation of the non-GAAP measures to the most comparable GAAP measures.  Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for net income, aircraft fuel expense and other measures of financial performance prepared in accordance with GAAP. Adjusted net income and adjusted aircraft fuel expense are not GAAP measurements and our use of them may not be comparable to similarly titled measures employed by other companies in the airline industry. The reconciliations to GAAP measures follow.

Derivation of adjusted net income (excluding non-cash mark-to-market loss or gain on fuel derivatives) from net income:

	Years ended December 31,		Percent
(in thousands, except per share amounts)	2008	2007	change
Net income	$35,407	$31,509	12.4
Mark-to-market non-cash loss (gain) on fuel derivatives	81	(1,702)	N/M
Tax impact of mark-to-market non-cash loss/gain on fuel derivatives	(30)	644	N/M

Net of mark-to-market non-cash loss/gain on fuel derivatives:
Adjusted net income	$35,458	$30,451	16.4

Adjusted earnings per share:
Basic	$1.75	$1.50	16.7
Diluted	$1.73	$1.48	16.9

Derivation of adjusted aircraft fuel expense:

	Years ended December 31,		Percent
(in thousands)	2008	2007	change
Aircraft fuel expense	$229,640	$152,149	50.9
Cash gain on fuel derivatives	(70)	(911)	(92.3)

Adjusted aircraft fuel expense	$229,570	$151,238	51.8

Derivation of CASM treating cash gain on fuel derivatives as a reduction in operating expense:

	Years ended December 31,		Percent
(in cents)	2008	2007	change
CASM	10.09	8.19	23.2
Cash gain on fuel derivatives per ASM	—	(0.02)	N/M

CASM treating cash gain on fuel derivatives as a reduction in operating expense	10.09	8.17	23.5

Split of (gain) loss on fuel derivatives into cash-settled portion and mark-to-market non-cash portion:

	Years ended December 31,		Percent
(in thousands)	2008	2007	change
Mark-to-market non-cash loss (gain) on fuel derivatives	$81	($1,702)	N/M
Cash gain on fuel derivatives	(70)	(911)	(92.3)

Loss (gain) on fuel derivatives, net	$11	($2,613)	N/M